Exhibit 99.B(p)(18)

McKINLEY CAPITAL MANAGEMENT, INC.

CODE OF ETHICS AND PERSONAL TRADING POLICY

AND POLICY STATEMENT ON INSIDER TRADING

1.                                      Statement of General Principles:

This Code of Ethics and Personal Trading Policy and Policy Statement on Insider Trading (the “Code”) has been adopted by McKinley Capital Management, Inc. (“MCM”) in accordance with Rule 204A-1 and Section 204A under the Investment Advisers Act of 1940 (the “Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940 (the “Company Act”).  The purpose of this Code is to set forth a standard of business conduct and fiduciary obligations that MCM requires of all its supervised persons called Access Persons.  The Code also requires Access Persons to comply with the federal securities laws and to exhibit conduct premised on fundamental principals of openness, integrity, honesty and trust.

This Code regulates the personal securities trading of Access Persons, all of whom have access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.  A supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an Access Person.

This Code is intended to minimize actual and potential conflicts and prevent improper behavior. It is designed to ensure that Access Persons conduct their personal transactions in a way that is not detrimental to clients and do not take improper advantage of their inside position. All personal securities transactions shall be conducted consistent with this Code.

MCM defines Access Persons as any partner, officer, director or employee of MCM, (or any person performing similar functions), or any person directly or indirectly controlling or controlled by MCM.

To comply with Rule 204A-1 and Section 204A under the Advisers Act and Rule 17j-1 under the Company Act, MCM has adopted and will enforce the following procedures regarding personal trading and prohibition against misuse of material nonpublic information:

2.                                      Personal Trading Policy:

Each Access Person is required to comply with the procedures and restrictions on his or her activities summarized below:

a.              All Access Persons are required to receive written pre-clearance from MCM’s Compliance Officer or designee (the “Compliance Officer”) of all personal transactions in covered securities (including IPOs and private placement securities), except that such pre-clearance is not required for transactions in accounts effected pursuant to an automatic investment plan, or transactions in accounts over which the access person had no direct or indirect influence or control.  The Compliance Officer’s personal trades will be pre-cleared by the Chief Executive Officer of MCM.  Access Persons are prohibited from purchasing or selling covered securities on a day during which MCM has a pending “buy” or “sell” order in the same security until MCM’s order is executed or withdrawn.

b.              All Access Persons are prohibited from selling a covered personal security at a profit within two calendar months plus one day from the date of purchase.  For example, if 100 shares of xyz stock are purchased by the Access Person on February 17th, the 100 shares of stock could not be sold at a profit by the Access Person until April 18th.  Exceptions to this short term trading profit restriction may be considered under unusual circumstances as determined by the Compliance Officer.

c.               Each Access Person is required to identify to the Compliance Officer within ten days of becoming an Access Person and whenever such Access Person establishes a new brokerage account, all brokerage accounts in which the Access Person has a Beneficial Ownership interest. Access Persons are required to cause their brokers to supply directly to the Compliance Officer duplicate copies of confirmations of all personal Securities transactions and copies of statements for all Securities accounts in which they have Beneficial Ownership. In addition, each Access Person must report to the Compliance Officer any private Securities transactions that are not carried out through brokerage accounts.  The duplicate copies of confirmations and statements requirement may be satisfied with authorized access to DTC or other arranged electronic delivery method.  In addition, Access Persons are required to report transactions in covered securities within ten days of the end of the calendar quarter.

Compliance with the reporting requirements imposed on Access Persons under Rule 17j-l(d) and Rule 204A-1 may be met if such confirmations and statements are received by MCM not later than ten days after the end of the calendar quarter in which the transaction to which the report relates is effected, and contain the following information:

(i)                                  The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

(ii)                              The nature of the transaction (that is, purchase, sale or any other type of acquisition or disposition);

(iii)                          The price at which the transaction is effected;

(iv)                            The name of the broker, dealer or bank with or through whom the transaction is effected; and

(v)                                The date that the report is submitted. Any such report may contain a statement that the report shall not be constructed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

d.              Upon becoming an Access Person and annually thereafter, each Access Person is required to certify to MCM, among other things, that such Access Person understands and has complied with MCM’s policies regarding personal Securities transactions and has reported all transactions and holdings in accounts in which such Access person has a Beneficial Ownership interest, whether or not any trading has occurred.

e.               All accounts managed by MCM in which an Access Person has a Beneficial Ownership interest will be traded in MCM’s normal batch trade process.

f.                  Post-trade monitoring of personal Securities transactions may include monitoring Access Persons’ accounts on Advent, verification of trade pre-approvals to determine if any potential conflict exists and review of brokerage statements.

g.              Personal trading will be monitored. Any Access person who violates any of the foregoing policies will be subject to termination or other disciplinary action, including, but not limited to one or more of the following actions:

(vi)                                                    Written reprimand.

(vii)                                                A requirement that any and all trading accounts be transferred to National Securities Corporation or such other broker/dealer as determined by McKinley Capital Management, Inc.

(viii)                                            Prohibition from participating in any trading for a period of at least one (1) year.

(ix)                                                    Termination.

3.                                      Definitions:

a.              “Access Persons” means:

(i)                                  all officers, directors and employees of MCM;

(ii)                              and, members of their immediate families.

b.              “Beneficial Owner” means any person who, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in Securities, subject to the following:

(i)                                  The term “pecuniary interest” in any class of equity Securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

(ii)                              The term “indirect pecuniary interest” in any class of equities Securities includes, but is not limited to”

1.               Securities held by members of a person’s immediate family sharing the same household;

2.               The right to dividends that is separated or separable from the underlying Securities (a right to dividends alone does not otherwise represent a pecuniary interest in the Securities);

3.               An interest in Securities held by a trust; or

4.               The right to acquire equity Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

(iii)                          Indirect pecuniary interest can also include a general partner’s proportionate interest in a limited partnership. An Access Person who is or is affiliated with a general partner in a limited partnership should contact the Compliance Officer to determine whether Securities transactions by the partnership should be reported.

(iv)                            A shareholder is not deemed to have a pecuniary interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

c.               “Covered Security” has the meaning set forth in section 2(a)(36) of the Company Act, except that it does not include shares of registered open-end investment companies (except those that MCM is a “control affiliate”), direct obligations of the Government of the United States or futures on those obligations, short term debt Securities which are “government Securities” within the meaning of section 2(a)(16) of the Company Act, bankers acceptances and bank certificates of deposit.

4.                                      Policy Statement on Insider Trading:

This Statement applies to the Firm and all of its Employees.  Each Employee should review this Statement carefully.  Any questions should be directed to the Compliance Officer.

Although the law concerning insider trading is evolving, it generally prohibits:

•                                          Trading in securities by an insider while in possession of material, nonpublic information;

•                                          Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•                                          Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called “tipping”).

The Firm forbids any of its Employees from (i) trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information; (ii) communicating material, nonpublic information to others in violation of the law; or (iii) knowingly assisting someone engaged in these activities.

All information relating to the Firm’s activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential.  Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the Compliance Officer, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of the Firm’s business.

WHAT IS MATERIAL INFORMATION?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities.  No simple

“bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any questions about whether information is material to the compliance officer or your supervisor.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.  Similarly, pre-publication information regarding reports in the financial press also may be deemed material.  For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on pre-publication information about the WALL STREET JOURNAL’S Heard on the Street column.

WHAT IS NONPUBLIC INFORMATION?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  Tangible evidence of such dissemination is the best indication that the information is public.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape” or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

5.                                      Gifts and outside affiliations:

Employee shall not accept any gift or gratuity except for customary business amenities, with a total value in excess of $100 from any broker-dealer or representative thereof, any issuer of securities or any person or entity which might have an interest in influencing McKinley Capital, including without limitation any person or entity which seeks to or does provide goods or services to McKinley Capital.  Gifts may include meals, trips and any other goods or services having economic value.  Should Employee be offered any gift or gratuity the receipt of which would violate this policy, Employee shall immediately report the offer to McKinley Capital’s Compliance Officer.  Employee is responsible for notifying his/her supervisor and Compliance Officer prior to receiving, if practical, gifts or entertainment that might be considered a non-customary business amenity.

Employee shall not engage in any outside business or employment without obtaining the written authorization of the Director of Human Resources.  While employed by McKinley Capital, Employee shall not engage in, or make plans to engage in, any outside business or employment which competes directly or indirectly with McKinley Capital’s business or interests.

Initial and Annual Code and Insider Trading Certification

I certify that:

1.             I have read and understand MCM’s Code of Ethics and Personal Trading Policy and Statement on Insider Trading (the “Code”) and acknowledge that I am subject to the Code.

2.             Since the date on which I received a copy of the Code, or the date of my most recent Certificate of Compliance, whichever is later, I have complied with all respects with the Code and the Policy, and I have disclosed or reported to MCM all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

3.             I have provided a complete and accurate list of all accounts with any brokerage firm or financial institution through which I effected any transaction in, or hold, any Covered Securities in which I have a Beneficial Owner interest. I have instructed each such broker or financial institution to provide to the MCM Compliance Officer duplicate confirmations and statements for all of my personal transactions in Securities, and/or have authorized electronic access to my account information through DTC or other electronic methods.

Signature:

Date:

Printed Name:

Annual Disclosure of Personal Brokerage Accounts

Please complete with full account information. Answers such as “same as last year”, “same as on file”, are not acceptable answers.

Return to Compliance Officer.

Account Name	Broker/Dealer	Account Number

Signature	Date

Printed Name

Security Holdings

As of 12/31/2004

Ticker/Cusip	Name of Security	Number of Shares	Date Acquired

Signature	Date

Printed Name

Quarterly Securities Transactions

Ticker/Cusip	Name of Security	Number of Shares	Date Acquired

If No Transactions for the Quarter, Check Here         ☐

Signature	Date

Printed Name